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                                                                   EXHIBIT 10(c)

                             MODIFICATION AGREEMENT

     THIS AGREEMENT is made and entered into effective as of the 15th day of June 2001, between The Elder-Beerman Stores Corp., an Ohio corporation ("Employer"), and James M. Zamberlan ("Executive").

     WHEREAS, Employer and Executive are parties to that certain Employment Agreement for James M. Zamberlan dated as of December 30, 1997 (the "Employment Agreement"); and

     WHEREAS, Employer and Executive mutually desire to modify the provisions in the Employment Agreement dealing with certain terminations of Executive's employment with Employer.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

     1. MODIFICATION OF SECTION 2.7(C)(II) OF THE EMPLOYMENT AGREEMENT. Pursuant to Section 5.5 of the Employment Agreement, Employer and Executive hereby modify the terms of the Employment Agreement by deleting the existing Section 2.7(c)(ii), which is titled "Not for Cause," and replacing it with the following:

          (ii) Not for Cause. In addition to Employer's rights under Section 2.2, Employer may terminate the employment of Executive at any time for any reason. However, if termination of Executive's employment does not occur under the circumstances described in paragraphs (a), (b) or (c)(i) of this
     Section 2.7, Employer shall remain obligated to Executive for (I) payment of Executive's unpaid Base Salary (as described in Section 2.4) through the then-remaining term of this Agreement pursuant to Section 2.2 or, if longer, for a period of one year following Employer's termination of Executive's employment, (II) any Bonus (as described in Section 2.4) paid on or before Executive's last day worked and (III) payment for any vacation accrued but unused as of before Executive's last day worked.

     2. NO OTHER CHANGES. With the exception of the revisions set forth in
Section 1 of this Modification Agreement, the remaining terms of the Employment Agreement shall be unchanged and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                         THE ELDER-BEERMAN STORES CORP.

                                         By: /s/ Frederick J. Mershad
                                           -------------------------------------
                                           Frederick J. Mershad
                                           Chairman and Chief Executive Officer

                                         By: /s/ James M. Zamberlan
                                           -------------------------------------
                                           James M. Zamberlan